UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report: June 30, 2025

(Date of earliest event reported)

Oragenics, Inc.

(Exact name of registrant as specified in its charter)

FL	001-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1990 Main Street Suite 750 Sarasota, FL	34236
(Address of principal executive offices)	(Zip Code)

813-286-7900

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OGEN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Public Offering

On July 1, 2025, Oragenics, Inc. (the “Company”) entered into a placement agency agreement (the “Placement Agency Agreement”) with Dawson James Securities Inc. (“Dawson James” or the “Placement Agent”) pursuant to which the Company engaged Dawson James as the placement agent for a registered public offering by the Company (the “Offering”) of an aggregate of (i) 660,000 shares of the Company’s newly designated Series H Convertible Preferred Stock, no par value per share (the “Preferred Stock”), initially convertible into up to 9,570,000 shares (the “Conversion Shares”) of Common Stock, par value $0.001 per share (the “Common Stock”), inclusive of dividends payable on the Preferred Stock; and (ii) warrants (the “Warrants”) to purchase up to 660,000 additional shares of Preferred Stock (the “Warrant Shares”). The Warrants have an exercise price of $25.00 per share, are exercisable immediately upon issuance and have a term of five years from the closing date. The combined public offering price per share of Preferred Stock and accompanying Warrant was $25.

Pursuant to the Placement Agency Agreement, the Placement Agent agreed to use its reasonable best efforts to arrange for the sale of the Preferred Stock and Preferred Stock Warrants. The Company agreed to pay the Placement Agent a placement agent fee in cash equal to 7.00% of the gross proceeds from the sale of the Preferred Stock and accompanying Warrants in this Offering. The Company also agreed to reimburse the Placement Agent for all reasonable travel and other out-of-pocket expenses, including the reasonable fees of legal counsel, not to exceed $125,000.

The Offering was consummated on July 2, 2025. Upon the closing of the Offering, the Company issued and sold 660,000 shares of Preferred Stock and Warrants to purchase 660,000 additional shares of Preferred Stock. The Offering was made pursuant to a registration statement on Form S-1 (File No. 333-288225), which was declared effective by the Securities and Exchange Commission on June 30, 2025. The Registration Statement also registers up to 19,140,000 shares of Common Stock, which represents the Company’s reasonable good-faith estimate of how many shares of Common Stock may be issuable from time to time upon conversion of the Preferred Stock (including the conversion of the Preferred Stock underlying the Warrants) and payment of dividends accrued on the Preferred Stock in shares of Common Stock upon conversion of the Preferred Stock.

The Offering resulted in gross proceeds to the Company of approximately $16.5 million before deducting placement agent fees and other estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering of approximately $15 million to fund its ongoing ONP-2 concussion clinical trials, along with other related research and development activities, to repay a $3 million bridge note, as well as for working capital and other general corporate purposes.

The Placement Agency Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions.

In connection with the Offering, on July 2, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors to purchase Preferred Stock and Warrants in the Offering. The Purchase Agreement contains customary representations, warranties and agreements and customary indemnification rights and obligations of the parties.

On July 2, 2025, the Company also entered into a warrant agency agreement with its transfer agent, Continental Stock Transfer & Trust Company, who will act as warrant agent for the Company, setting forth the terms and conditions of the Preferred Stock Warrants sold in the Offering (the “Warrant Agency Agreement”). There is no established public trading market for the Warrants and the Company does not intend to list the Warrants on any national securities exchange or nationally recognized trading system.

The Placement Agency Agreement, Certificate of Designation, form of Warrant, Warrant Agency Agreement and form of Securities Purchase Agreement are filed as Exhibits 1.1, 3.1, 4.1, 4.2, and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The above descriptions of the terms of the Placement Agent Agreement, Certificate of Designation, Warrant, and form of Securities Purchase Agreement are qualified in their entirety by reference to such exhibits.

Series H Convertible Preferred Stock

The terms of the Preferred Stock are set forth in the Certificate of Designation, which was filed with the Secretary of State for the State of Florida on June 30, 2025, prior to the closing of the Offering (the “Certificate of Designation”). The Preferred Stock has no par value and a stated value equal to $25. The Preferred Stock is convertible into shares of Common Stock, on or after the date of issuance at an initial conversion price equal to $2.50 per share of Common Stock, subject to adjustment as provided in the Certificate of Designation, at any time at the option of the holder prior to the fifth anniversary of the closing date, at which time all shares of outstanding Preferred Stock shall automatically and without any further action by the holders be converted into shares of Common Stock at the then effective conversion price.

The conversion of the Preferred Stock into Common Stock will dilute the percentage ownership of the Company’s current common shareholders, and any subsequent exercise of the Warrants into additional shares Preferred Stock and subsequent conversion of such Preferred Stock into Common Stock will result in further dilution. Furthermore, the Certificate of Designation for the Preferred Stock contains anti-dilution provisions, which provisions require the lowering of the Conversion Price on any unconverted Preferred Stock to the purchase price of future offerings undertaken by the Company (subject to certain exclusions). If in the future the Company issues securities for less than the conversion price of the Preferred Stock, the Company will be required to reduce the conversion price of any unconverted Preferred Stock, which will result in a greater number of shares of Common Stock being issuable upon conversion, which in turn will have a greater dilutive effect on the Company’s shareholders. In addition, as there is no floor price on the conversion price, the Company cannot determine the total number of shares issuable upon conversion. The potential for such conversion price adjustments may depress the price of our Common Stock regardless of our business performance, and, as a result, the Company may find it more difficult to raise additional equity capital while the Preferred Stock is outstanding.

The holders of Preferred Stock are entitled to receive cumulative dividends, payable in shares of Common Stock, at the rate per share of 9% per annum of the Stated Value per share from the date of issuance of such Preferred Stock until July 2, 2030 (the fifth anniversary of the date of closing of the Offering). The dividends become payable in shares of Common Stock, (i) upon any conversion of the Preferred Stock, (ii) on each such other date as the Company’s board of directors may determine, subject to written consent of the holders of Preferred Stock holding a majority of the then issued and outstanding Preferred Stock, (iii) upon the Company’s liquidation, dissolution or winding up, and (iv) upon occurrence of a fundamental transaction, including any merger or consolidation, sale of all or substantially all of our assets, exchange or conversion of all of our Common Stock by tender offer, exchange offer or reclassification; provided, however, that if Preferred Stock is converted into shares of Common Stock at any time prior to July 2, 2030 (the fifth anniversary of the closing of the offering), the holder will receive a make-whole payment in an amount equal to all of the dividends that, but for the early conversion, would have otherwise accrued on the applicable shares of Preferred Stock being converted for the period commencing on the conversion date and ending on July 2, 2030 (the fifth anniversary of the date of closing of this offering), less the amount of all prior dividends paid on such converted Preferred Stock before the date of conversion. Make-whole payments are payable in shares of Common Stock. With respect to any dividends and make-whole payments paid in shares of Common Stock, the number of shares of Common Stock to be issued to a holder of Preferred Stock will be an amount equal to the quotient of (i) the amount of the dividend payable to such holder divided by (ii) the conversion price then in effect.

In the event of the Company’s liquidation, dissolution, or winding up, holders of the Preferred Stock will be entitled to receive the amount of cash, securities or other property to which such holder would be entitled to receive with respect to such shares of Preferred Stock if such shares had been converted to shares of Common Stock immediately prior to such event, subject to the preferential rights of holders of any class or series of our capital stock specifically ranking by its terms senior to the Preferred Stock as to distributions of assets upon such event, whether voluntarily or involuntarily.

The holders of the Preferred Stock have no voting rights, except as required by law. There is no established public trading market for the Preferred Stock and the Company does not intend to list the Preferred Stock on any national securities exchange or nationally recognized trading system.

The foregoing description of the Certificate of Designations is qualified in its entirety by reference to the full text of the Certificate of Designations, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 3.03. MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

The matters described in Item 1.01 of this Current Report on Form 8-K related to the Preferred Stock and the Certificate of Designation are incorporated herein by reference.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

The matters described in Item 1.01 of this Current Report on Form 8-K related to the filing of the Certificate of Designation is incorporated herein by reference.

ITEM 8.01 OTHER EVENTS.

On July 1, 2025, the Company issued a press release announcing the pricing of the Offering. On July 2, 2025, the Company issued a press release announcing the closing of the Offering. Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description
1.1	Placement Agency Agreement, dated, July 1, 2025 between Oragenics, Inc. and Dawson James Securities, Inc.

3.1	Certificate of Designation for Series H Preferred Stock

4.1	Form of Series H Preferred Warrant.

4.2	Warrant Agency Agreement.

10.1	Form of Securities Purchase Agreement.

99.1	Pricing Press Release, dated, July 1, 2025.

99.2	Closing Press Release, dated July 2, 2025.

104	Cover page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 2nd day of July, 2025.

ORAGENICS, INC.
(Registrant)

BY:	/s/Janet Huffman
Janet Huffman
Chief Executive Officer